                                                                    EXHIBIT 99.2

Historical Financial Statements of First Commercial Corporation

                       INDEX TO FINANCIAL STATEMENTS

First Commercial Corporation and Subsidiaries
   Reports of Independent Auditors ........................................   10
Consolidated Statements of Income for the Years
   Ended December 31, 1997, 1996, and 1995 ................................   12
Consolidated Balance Sheets as of December 31, 1997 and 1996 ..............   13
Consolidated Statements of Stockholders' Equity for the Years Ended
   December 31, 1997, 1996, and 1995 ......................................   14
Consolidated Statements of Cash Flows for the Years
   Ended December 31, 1997, 1996, and 1995 ................................   16
Notes to Consolidated Financial Statements ................................   18
Consolidated Balance Sheets as of March 31, 1998 (Unaudited)
   and December 31, 1997 ..................................................   47
Consolidated Statements of Income for the
   the Three Months Ended March 31, 1998 and 1997 (Unaudited) .............   48
Consolidated Statements of Stockholders Equity for the Three Months
   Ended March 31, 1998 and 1997 (Unaudited) ..............................   50
Consolidated Statements of Cash Flows for the
   Three Months Ended March 31, 1998 and 1997 (Unaudited) .................   51
Notes to Unaudited Consolidated Interim Financial Statements ..............   53

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
---------------------------------------------------
The Board of Directors and Stockholders
First Commercial Corporation

    We have audited the accompanying consolidated balance sheets of First Commercial Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit 1996 and 1995 financial statements of Southwest Bancshares, Inc., a wholly-owned subsidiary, which statements reflect total assets constituting 12.4% in 1996 and total revenues constituting 11.8% in 1996 and 11.0% in 1995 of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Southwest Bancshares, Inc., is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, based on our audits and, for 1996 and 1995 the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Commercial Corporation at December 31, 1997, and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                        /s/ Ernst & Young LLP

Little Rock, Arkansas
January 20, 1998, except for Note 18
as to which the date is February 8, 1998

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Southwest Bancshares, Inc.

    We have audited the consolidated balance sheets of Southwest Bancshares, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southwest Bancshares, Inc. and subsidiaries at December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Kemp & Company

Little Rock, Arkansas
January 31, 1997

CONSOLIDATED STATEMENTS OF INCOME

                                                                              Years Ended December 31,
                                                                    ------------------------------------------
                                                                        1997           1996           1995
                                                                    ------------   ------------   ------------
                                                                   (Dollars In Thousands Except for Share Data)
 Interest income
   Loans and leases, including fees................................ $    387,744   $    355,784   $    298,166
   Short-term investments..........................................        9,073          7,701          5,341
   Investment securities - taxable.................................       88,634         81,933         73,043
                         - non-taxable.............................       11,693         10,549          9,711
   Trading account securities......................................           26             35              4
                                                                    ------------   ------------   ------------
     Total interest income.........................................      497,170        456,002        386,265
 Interest expense                                                   ------------   ------------   ------------
   Interest on deposits............................................      203,144        192,512        162,549
   Short-term borrowings...........................................       10,124          9,962         11,204
   Long-term debt..................................................          934          1,622          2,238
                                                                    ------------   ------------   ------------
     Total interest expense........................................      214,202        204,096        175,991
                                                                    ------------   ------------   ------------
 Net interest income................................................     282,968        251,906        210,274
 Provision for possible loan and lease losses (Note 7).............       28,332         13,269          4,368
                                                                    ------------   ------------   ------------
   Net interest income after provision for
     possible loan and lease losses................................      254,636        238,637        205,906
 Other income
   Trust department income.........................................       13,779         12,738         11,461
   Mortgage servicing fee income...................................       37,905         42,140         22,312
   Broker-dealer operations income.................................        5,288          4,162          2,982
   Service charges on deposits.....................................       32,985         29,797         25,413
   Other service charges and fees..................................       15,831         13,935          9,308
   Investment securities losses, net...............................          (87)           (43)          (418)
   Other income....................................................        9,101          7,821          8,180
                                                                    ------------   ------------   ------------
     Total other income............................................      114,802        110,550         79,238
 Other expenses
   Salaries, wages and employee benefits (Note 14).................      112,517        106,131         88,753
   Net occupancy...................................................       15,598         14,344         13,274
   Equipment.......................................................       15,831         14,596         10,829
   FDIC insurance..................................................          524          1,630          8,077
   Amortization of mortgage servicing rights.......................       13,939         19,515          7,634
   Other real estate expense, net..................................        2,412            318            330
   Other expenses..................................................       80,481         72,619         59,121
                                                                    ------------   ------------   ------------
     Total other expenses..........................................      241,302        229,153        188,018
                                                                    ------------   ------------   ------------
 Income before income taxes........................................      128,136        120,034         97,126
 Income tax provision (Note 11)....................................       43,502         41,480         31,892
                                                                    ------------   ------------   ------------
 Net income before extraordinary items.............................       84,634         78,554         65,234
 Extraordinary item, net of income taxes of $9,659 (Note 2)........       15,425              -              -
                                                                    ------------   ------------   ------------
 Net income (Note 2)............................................... $    100,059   $     78,554   $     65,234
                                                                    ============   ============   ============
 Weighted average number of common shares
   outstanding during the period - basic...........................   37,486,476     35,648,472     34,221,166
 Dilutive potential common shares..................................      435,476        384,813        317,939
                                                                    ------------   ------------    -----------

 Weighted average number of shares - assuming dilution.............   37,921,952     36,033,285    34,539,105
                                                                    ============   ============   ===========
 Basic earnings per common share (Note 12)
   Net income before extraordinary items........................... $       2.26   $       2.20   $       1.91
   Extraordinary item..............................................         0.41              -              -
                                                                    ------------   ------------   ------------
   Net income per common share..................................... $       2.67   $       2.20   $       1.91
                                                                    ============   ============   ============

 Diluted earnings per common share (Note 12)
   Net income before extraordinary items........................... $       2.23   $       2.18   $       1.89
   Extraordinary item..............................................         0.41              -              -
                                                                    ------------   ------------   ------------
   Net income per common share..................................... $       2.64   $       2.18   $       1.89
                                                                    ============   ============   ============


See accompanying notes.

 CONSOLIDATED BALANCE SHEETS

                                                                                          December 31,
                                                                                   ---------------------------
                                                                                       1997           1996
                                                                                   ------------   ------------
                                                                                     (Dollars in Thousands)
 Assets
  Cash and due from banks (Note 4)................................................ $    397,361   $    368,249
  Federal funds sold..............................................................      173,794        286,581
                                                                                   ------------   ------------
   Total cash and cash equivalents................................................      571,155        654,830
  Investment securities held-to-maturity, estimated market value
   $410,620 ($511,302 in 1996) (Notes 4 & 5)......................................      408,683        512,495
  Investment securities available-for-sale (Notes 4 & 5)..........................    1,309,955      1,109,708
  Trading account securities......................................................          149            196
  Loans and leases, net of unearned income (Note 6)...............................    4,317,631      4,024,635
  Allowance for possible loan and lease losses (Note 7)...........................      (79,970)       (62,495)
                                                                                   ------------   ------------
   Net loans and leases...........................................................    4,237,661      3,962,140
  Bank premises and equipment, net (Note 8).......................................      124,872        126,647
  Other real estate owned, net of allow. for poss. losses of $2 ($87 in 1996).....        5,658          2,398
  Other assets (Notes 3, 11 & 14).................................................      229,119        242,804
                                                                                   ------------   ------------
 Total assets..................................................................... $  6,887,252   $  6,611,218
                                                                                   ============   ============
 Liabilities and Stockholders' Equity
  Deposits
   Non-interest bearing transaction accounts...................................... $  1,222,660   $  1,090,401
   Interest bearing transaction and savings accounts..............................    1,983,803      1,933,713
   Certificates of deposit $100,000 and over (Note 9).............................      727,000        776,935
   Other time deposits.(Note 9)..................................................     2,014,227      1,959,229
                                                                                   ------------   ------------
    Total deposits................................................................    5,947,690      5,760,278
  Short-term borrowings (Note 9)..................................................      203,185        195,941
  Other liabilities...............................................................       80,161         68,648
  Long-term debt (Note 10)........................................................        5,103         28,751
                                                                                   ------------   ------------
    Total liabilities.............................................................    6,236,139      6,053,618
 Commitments and Contingencies (Note 14 & 16)
 Stockholders' equity (Notes 4, 10, & 13)
  Preferred stock, 400,000 shares
   authorized Series 1991 Permanent, $1 par value, none issued....................            -              -
  Common stockholders' equity, 50,000,000 shares authorized
   Common stock, $3 par value, 37,578,681 shares issued
    and outstanding (35,564,721 in 1996)..........................................      112,736        101,618
   Capital surplus................................................................      359,629        263,090
   Retained earnings..............................................................      174,423        191,813
   Net unrealized gains on available-for-sale securities, net of income tax.......        4,325          1,079
                                                                                   ------------   ------------
    Total common stockholders' equity.............................................      651,113        557,600
                                                                                   ------------   ------------
 Total liabilities and stockholders' equity....................................... $  6,887,252   $  6,611,218
                                                                                   ============   ============

 See accompanying notes.

 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                 Unrealized
                                                     Common            Retained   Gains and  Treasury
                                                     Stock    Surplus  Earnings   (Losses)    Stock     Total
                                                   --------- --------- --------- --------- --------- ---------
                                                              (In Thousands Except for Share Data)
 Balance - January 1, 1995, as previously
  reported......................................   $  71,325 $ 109,167 $ 170,132 $  (7,433)$       - $ 343,191
 Adjustment for pooling-of-interests
  business combinations.........................      13,638    23,186    24,066    (1,347)        -    59,543
                                                   --------- --------- --------- --------- --------- ---------
 Balance - January 1, 1995, as restated.........      84,963   132,353   194,198    (8,780)        -   402,734

 Change in unrealized gains (losses),
  net of income taxes of $5,409.................                                    10,045              10,045
 Net income.....................................                          65,234                        65,234
 Cash dividends - $.70 per common share.........                         (22,370)                      (22,370)
 Stock dividend, 7%.............................       5,362    52,345   (57,751)                          (44)
 Stock options exercised, including tax
  benefits (Note 13)............................         177       958                                   1,135
 Issuance of stock by Southwest Bancshares, Inc.       1,549     5,947                                   7,496
 Purchase of treasury stock, 219,009 shares.....                                              (5,245)   (5,245)
 Common stock issued, 3,012 shares..............           8        53                                      61
 Acquisition of FDH Bancshares, Inc.,
  1,487,510 shares..............................       3,226    32,116                         5,245    40,587
 Acquisition of West-Ark Bancshares, Inc.,
  759,739 shares................................       1,932       380     5,421      (260)        -     7,473
                                                   --------- --------- --------- --------- --------- ---------
 Balance - December 31, 1995....................      97,217   224,152   184,732     1,005         -   507,106

 Change in unrealized gains (losses),
 net of income taxes of $46.....................                                        86                  86
 Net income.....................................                          78,554                        78,554
 Cash dividends - $.80 per common share.........                         (26,386)                      (26,386)
 Purchase of treasury stock, 230,487 shares.....                                             ( 6,368)   (6,368)
 Stock dividend, 5%.............................       3,476    36,735   (46,354)              6,099       (44)
 Stock options exercised, including tax
  benefits (Note 13)............................         158       548                             6       712
 Sale of treasury stock, 7,718 shares...........                                                 223       223
 Common stock issued, 3,022 shares..............           8        99                                     107
 Purchase of minority shares, Springhill
  Bank & Trust, 1,883 shares....................                    15                            40        55
 Acquisition of Security National Bank,
  265,812 shares................................         759     1,541     1,267       (12)        -     3,555
                                                   --------- --------- --------- --------- --------- ---------
 Balance - December 31, 1996 ...................     101,618   263,090   191,813     1,079         -   557,600



                                                                                Unrealized
                                                    Common             Retained  Gains and  Treasury
                                                     Stock    Surplus  Earnings  (Losses)    Stock     Total
                                                   --------- --------- --------- --------- --------- ---------
                                                              (In Thousands Except for Share Data)
Balance - December 31, 1996 ....................     101,618   263,090   191,813     1,079         -   557,600
Change in unrealized gains (losses),
  net of income taxes of $1,632.................                                     3,032               3,032
 Net income.....................................                         100,059                       100,059
 Cash dividends - $.97 per common share.........                         (37,224)                      (37,224)
 Stock dividend, 5%.............................       5,361    94,529   (99,976)                          (86)
 Stock options exercised, including tax
 benefits (Note 13).............................         440     1,170                                   1,610
 Purchase of treasury stock, 184 shares.........                                                  (3)       (3)
 Common stock issued, 1,470 shares..............           2        28                             1        31
 Purchase of minority shares of
  Springhill Bank & Trust, 253 shares...........           1        10                             2        13
 Acquisition of W.B.T. Holding Company, Inc.
  1,430,050 shares..............................       4,086              14,628       214              18,928
 Acquisition of City National Bank,
  152,752 shares................................         436     1,289        14                         1,739
 Acquisition of First Charter Bancshares, Inc.,
  277,439 shares................................         792      (487)    5,109         -         -     5,414
                                                   --------- --------- --------- --------- --------- ---------
 Balance - December 31, 1997....................   $ 112,736 $ 359,629 $ 174,423 $   4,325 $       - $ 651,113
                                                   ========= ========= ========= ========= ========= =========


See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            Years Ended December 31,
                                                                   ------------------------------------------
                                                                       1997           1996           1995
                                                                   ------------   ------------   ------------
                                                                             (Dollars in Thousands)
 Net income....................................................... $    100,059   $     78,554   $     65,234
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Extraordinary gain on sale of institutions (Note 2)                   (25,084)             -              -
  Depreciation....................................................       13,212         12,570         10,451
  Amortization....................................................       17,629         23,180         10,100
  Provision for possible loan and lease losses....................       28,332         13,269          4,368
  Deferred income taxes...........................................       (9,738)        (6,438)        (1,406)
  Loss on sale of investment securities available-for-sale........           87             43            418
  Gain on sale of equipment.......................................         (227)            (9)          (146)
  Loss (gain) on sale of other real estate........................          121           (940)          (950)
  Writedowns of other real estate.................................          626            106             75
  Equity in undistributed earnings of unconsolidated subsidiary...       (1,669)        (1,440)        (1,777)
  Decrease (increase) in trading securities.......................          192            255           (435)
  Net unrealized gain on trading securities.......................           (4)            (2)            (1)
  Decrease (increase) in mortgage loans held for resale...........       (2,194)       104,891       (105,385)
  Increase (decrease) in income taxes payable.....................        4,428             23          7,204
  Decrease (increase) in interest and other receivables...........          236           (317)        (8,104)
  Increase (decrease) in interest payable.........................       (1,361)         1,581          6,632
  Increase in accrued expenses....................................       15,395          1,994          9,447
  Increase in prepaid expenses....................................         (646)        (2,317)        (2,484)
                                                                   ------------   ------------   ------------
 Net cash provided by (used in) operating activities..............      139,394        225,003         (6,759)

 INVESTING ACTIVITIES
  Proceeds from sales of investment securities available-for-sale.       46,270        118,454        128,576
  Proceeds from maturing investment securities available-for-sale.      857,071        908,377        321,591
  Proceeds from maturing investment securities held-to-maturity...      817,695        452,783        554,308
  Purchases of investment securities available-for-sale...........   (1,047,478)    (1,064,584)      (603,529)
  Purchases of investment securities held-to-maturity.............     (739,121)      (486,471)      (244,431)
  Proceeds from sale of institutions, net of funds sold (Note 2)         23,698              -              -
  Purchases of institutions, net of funds acquired (Note 2)              32,471          7,259         38,380
  Net increase in loans and leases................................     (256,312)      (266,728)      (437,717)
  Capital expenditures............................................      (16,351)       (12,822)       (18,013)
  Proceeds from sale of bank premises and equipment...............        3,878          3,040          2,731
  Purchased mortgage servicing rights and
    changes in other assets, net..................................        1,081        (18,842)       (71,705)
  Proceeds from sales of other real estate........................        3,765          3,241          4,277
                                                                   ------------   ------------   ------------
 Net cash used in investing activities............................     (273,333)      (356,293)      (325,532)

                                                                            Years Ended December 31,
                                                                   ------------------------------------------
                                                                      1997           1996           1995
                                                                   ------------   ------------   ------------
                                                                             (Dollars in Thousands)
 FINANCING ACTIVITIES
  Net increase in demand deposits, NOW accounts,
   and savings accounts...........................................       45,899        231,321        275,504
  Net increase in time deposits...................................       45,775         50,030        223,662
  Net increase (decrease) in short-term borrowings................        5,089        (53,828)        49,171
  Repayment of long-term debt.....................................      (11,827)        (2,337)        (7,325)
  Proceeds from long-term debt....................................        1,000          6,340         10,550
  Proceeds from issuance of common stock..........................           31            107          7,557
  Purchases of treasury stock.....................................           (3)        (6,368)        (5,245)
  Sales of treasury stock.........................................            -            223              -
  Purchase of partial shares resulting from stock splits/
    stock dividends...............................................          (86)           (44)           (44)
  Stock options exercised.........................................        1,610            712          1,135
  Cash dividends paid on common stock.............................      (37,224)       (26,386)       (22,370)
                                                                   ------------   ------------   ------------
 Net cash provided by financing activities........................       50,264        199,770        532,595

 Net increase (decrease) in cash and cash equivalents.............      (83,675)        68,480        200,304
 Cash and cash equivalents at beginning of year...................      654,830        586,350        386,046
                                                                   ------------   ------------   ------------
 Cash and cash equivalents at end of year......................... $    571,155   $    654,830   $    586,350
                                                                   ============   ============   ============

 See accompanying notes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
--------------
    First Commercial Corporation ("Company") is a multi-bank holding company headquartered in Little Rock, Arkansas, which owns 100% of twenty-six affiliate banks and 50% of two affiliate banks. The Company's affiliate banks provide traditional commercial, retail and correspondent banking services and offer a broad range of specialized services. The Company's principal markets include the state of Arkansas, East Texas, Northwest Louisiana and Memphis, Tennessee. The Company's non-bank subsidiaries include a mortgage company, trust company, investment banking company, factoring company and leasing company that serve principally the same markets as the banking affiliates.

Use of Estimates
------------------
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation
-----------------------------
    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Investment and Trading Account Securities
-------------------------------------------
    In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" securities that the Company has both the positive intent and ability to hold to maturity are carried at amortized cost. Securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of stockholders' equity. Accordingly, stockholders' equity at December 31, 1997, has been increased by $3.0 million (net of $1.6 million in deferred income taxes) to reflect the net unrealized holding gain on securities classified as available-for-sale. Also, stockholders' equity at December 31, 1996, has been increased by $86,000 (net of $46,000 in deferred income taxes) to reflect the net unrealized holding gain on securities classified as available-for-sale. Unrealized holding gains and losses on securities classified as trading are reported in earnings.

    Gains and losses on the sale of investment securities are computed using the specific identification method. The income tax benefit related to such net security losses was $30,450, $15,050 and $146,300 for the years ended December 31, 1997, 1996, and 1995, respectively.

Broker-Dealer Company
-----------------------
    One of the Company's banking subsidiaries operates First Commercial Investments, Inc. ("FCII"), a broker-dealer company which has a customer base principally located within the states of Arkansas and Texas. FCII is a party to financial instruments with off-balance-sheet risk in its normal course of business. FCII is required, in the event of the non-delivery of customers' securities owed FCII by other broker-dealers, or by its customers, to purchase identical securities in the open market. Such purchases might result in losses not reflected in the accompanying consolidated financial statements. The market values of securities owed FCII approximate the amounts payable.

    Receivables and payables to customers arise from cash transactions executed by FCII on their behalf. Receivables are collateralized by securities with market values in excess of the amounts due. The Company's policy is to monitor the market value of collateral and request additional collateral when required. Such collateral is not reflected in the accompanying consolidated financial statements. At December 31, 1997, and 1996, receivables from and payables to other brokers and dealers amounted to $841,355 and $649,068, respectively.

    In accordance with industry practice, FCII records securities transactions executed on behalf of its customers on the settlement date, which is generally three business days or the next business day after the trade date. The risk of loss on unsettled transactions is the same as settled transactions and relates to the customer's or broker's inability to meet the terms of their contracts.

Loans
-------
    Loans generally are stated at their outstanding unpaid principal balances, net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to income using the interest method. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans.

    NONACCRUAL LOANS. Generally, a loan (including a loan impaired under Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan") is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for credit losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

    ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES. The allowance for possible loan and lease losses is established through provisions for credit losses charged against income. Loans deemed to be uncollectible are charged against the allowance for possible loan and lease losses, and subsequent recoveries, if any, are credited to the allowance.

    Statement 114, as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure," prescribes how the allowance for possible loan and lease losses related to impaired loans should be determined. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect principal or interest due according to the contractual terms of the loan. Under the new Statements, the amount of the allowance for possible loan and lease losses related to individual loans that are identified for evaluation in accordance with Statement 114 is determined based on estimates of expected cash flows on each such loan which are then discounted using that loan's effective interest rate. Alternatively, the fair value of the collateral is used to determine the allowance for credit losses related to identified collateral dependent loans. The determination of the allowance for possible loan and lease losses for the remainder of the loan portfolio takes into consideration the risk classification of loans and application of loss estimates to these classifications. Statement 114 specifically excludes from the definition of impaired loans large groups of smaller balance homogenous loans. In accordance with these Statements, the Company considers all non-accrual loans excluding credit card loans, residential mortgage loans, consumer installment loans and loans held for resale by the Company's mortgage banking subsidiary, as impaired loans.

    The allowance for possible loan and lease losses is maintained at a level believed adequate by management to absorb estimated probable credit losses. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

Mortgage Loan Servicing
-------------------------
    Mortgage loans serviced by the Company's mortgage banking subsidiary are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these mortgage loans were $6.8 billion and $7.3 billion at December 31, 1997 and 1996, respectively. Loan servicing fees are included in income as related loan payments from mortgagees are collected.

    Originated and purchased mortgage servicing rights are amortized using the cash flow method, based on estimated future net servicing revenues. Management estimates the value of the servicing rights originated by the Company's mortgage banking subsidiary and the servicing rights acquired from third parties at December 31, 1997, to be approximately $76.04 million based on an independent impairment analysis. For purposes of measuring impairment, mortgage servicing rights are stratified on the basis of interest rates and investor types.

Derivative Financial Instruments
----------------------------------
    The Company's investment policies do not allow the purchase of derivative financial instruments for trading purposes. The only derivative financial instruments owned by the Company have been issued for purposes other than trading and include mortgages held for sale, unfunded loan commitments and unsettled security purchase or sale agreements (see Broker-Dealer Company).

    Real estate loans of approximately $42.2 million and $40.0 million at December 31, 1997, and 1996, respectively, held for resale by the Company's mortgage banking subsidiary, are valued at the lower of cost or market on an aggregate basis. To manage the interest rate risk exposure related to these real estate loans, the Company's mortgage banking subsidiary pre-sells these loans to third parties. At December 31, 1997, all but $3.7 million of these real estate loans had been pre-sold.

    Interest rate risk related to unfunded loan commitments (see Note 16) is managed by only issuing such instruments with short repricing terms. These commitments are recorded as loans are funded.

Bank Premises and Equipment and Depreciation
----------------------------------------------
    Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided for financial statement purposes by the straight-line method over an estimated useful life of 1 to 50 years for building and improvements, 3 to 30 years for leasehold improvements, and 1 to 20 years for equipment. Accelerated depreciation methods are used for income tax purposes.

Foreclosed Assets
-------------------
    Foreclosed assets are comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. In accordance with Statement 114, a loan is classified as in-substance foreclosure when the Company has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

    Foreclosed assets initially are recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of (1) cost or (2) fair value minus estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other real estate expense.

Income Taxes
--------------
    The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Investments - Security National Bank and Trust Company, Oklahoma National Bank and Real Estate
--------------------------------------------------------------------------------
    The Company's fifty percent investment in Security National Bank and Trust Company of Norman, Oklahoma, and Oklahoma National Bank in Duncan, Oklahoma is accounted for using the equity method. The Company, through one of its subsidiaries, owns an interest in two real estate partnerships. These investments are also accounted for using the equity method of accounting since they represent significant influence but not control for the Company.

Earnings Per Common Share
---------------------------
    In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share considers the dilutive effects of the Company's outstanding stock options. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

Stock Option Plan
-------------------
    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its employee stock options because, as discussed in Note 13 to the Consolidated Financial Statements, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized (see Note 13).

Stock Dividends
-----------------
    All share and per share amounts for 1997, 1996, and 1995, set forth in the consolidated financial statements and notes thereto have been retroactively adjusted for a five percent stock dividend declared November 1997, and payable January 1998, a five percent stock dividend declared October 1996, and payable November 1996, and a seven percent stock dividend declared November 1995, and payable January 1996.

Financial Statement Presentation
----------------------------------
    Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," provides accounting and disclosure rules for the sale, securitization, and servicing of receivables and other financial assets. Statement 125 provides guidance for establishing whether a transfer of financial assets is a sale or a financing. Under Statement 125, the seller is required to use the "financial components" approach to measure gain or loss on the transaction. Under this approach, the seller would record at fair value whatever new instruments it obtains and would derecognize financial assets for which control has been surrendered based on the relative fair value of the components transferred and those retained. Statement 125 is effective for transactions occurring after December 31, 1996, regardless of the Company's fiscal year end or when the securitization was originally established. The Company adopted Statement 125 effective January 1, 1997, which is applied prospectively from the date of adoption. The adoption did not have a material effect on the Company's financial position or results of operations.

    In February 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." Statement 129 consolidates existing guidance relating to disclosure about a company's capital structure. Statement 129 was adopted on December 31, 1997. The adoption did not have a material impact on the Company's capital structure disclosures.

    In June 1997, the FASB issued Statement 130, "Reporting Comprehensive Income." The Company will be required to adopt the provisions of Statement 130 effective January 1, 1998. Statement 130 requires the reporting and display of the components of comprehensive income in interim and annual financial statements. The Company expects to identify the components of comprehensive income in its statement of changes in shareholders' equity beginning in 1998.

    In June 1997, the FASB also issued Statement 131, "Disclosures About Segments of an Enterprise and Related Information." Statement 131 will be required to be adopted by the Company effective January 1, 1998. Statement 131 requires segment information to be reported using a management approach rather than the industry approach under the current standard. Management has not completed its analysis of the requirements of Statement 131 to determine the Company's reportable segments.

Supplemental Cash Flow Disclosures
------------------------------------
    For purposes of the statement of cash flows, the Company includes cash and due from banks, Federal funds sold and securities purchased under agreements to resell as cash equivalents. Cash payments for interest were approximately $215.6 million, $202.5 million and $169.4 million for 1997, 1996, and 1995, respectively. Transfers from loans to other real estate owned were $7.0 million, $2.4 million and $2.3 million during 1997, 1996, and 1995, respectively.

    Institutions acquired in non-cash transactions for which prior period financial data has not been restated consisted of the following for years 1997, 1996 and 1995:


                                    Total          Total          Total
                                    Assets         Loans         Deposits
                               -------------  -------------  -------------
1997........................   $ 379 Million  $ 243 Million  $ 337 Million
1996........................      39 Million     17 Million     36 Million
1995........................     482 Million    281 Million    451 Million


Reclassifications
-------------------
    Certain reclassifications of 1996 and 1995 amounts have been made to conform with the 1997 presentation.

NOTE 2:  ACQUISITIONS

    On January 31, 1997, through a joint venture with Arvest Bank Group of Bentonville, Arkansas, the Company purchased a 50% interest in Oklahoma National Bank of Duncan, Oklahoma, which had assets of $60 million, loans of $43 million, and deposits of $55 million.

    On February 13, 1997, the Company acquired all of the outstanding common stock of W.B.T. Holding Company, Memphis, Tennessee, in exchange for 1,430,050 Company common shares. This transaction was accounted for as a pooling of interests. The results of W.B.T. Holding Company are included in the consolidated financial statements for 1997; however, prior period financial data has not been restated due to immateriality. W.B.T. Holding Company had approximately $267 million in assets, $181 million in loans, and $236 million in deposits.

   On April 17, 1997, the Company acquired all of the outstanding common stock of City National Bank, Whitehouse, Texas, in exchange for 152,752 shares of Company common stock. The transaction was accounted for as a pooling of interests. The results of City National Bank are included in the consolidated financial statements for 1997; however, prior period financial data has not been restated due to immateriality. City National had approximately $39 million in assets, $30 million in loans, and $37 million in deposits.

    On May 15, 1997, the Company acquired all of the outstanding common stock of Southwest Bancshares, Inc., Jonesboro, Arkansas, in exchange for 3,582,865 shares of the Company's common stock. The transaction was accounted for as a pooling of interests, and all prior period financial information has been restated to include this acquisition. Southwest Bancshares, Inc., had approximately $847 million in assets, $610 million in loans, and $741 million in deposits.

    On July 1, 1997, the Company acquired all of the outstanding common stock of First Central Corporation, Searcy, Arkansas, in exchange for 1,732,461 Company common shares. This transaction was accounted for as a pooling of interests, and all prior period financial information has been restated to include this acquisition. First Central Corporation was the parent of First National Bank, Searcy, Arkansas, which had approximately $269 million in assets, $142 million in loans and $237 million in deposits.

    On August 1, 1997, pursuant to regulatory requirements based on market share issues, the Company divested of First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy, both of which were subsidiaries of Southwest Bancshares, Inc. The two banks were purchased by Simmons First National Corporation of Pine Bluff, Arkansas, for $53 million in cash. The resulting gain of $15.4 million after tax is reported as an extraordinary item in the accompanying consolidated financial statements.

    On October 31, 1997, the Company acquired all of the outstanding stock of First Charter Bancshares, Inc. ("First Charter") in exchange for 277,439 Company common shares. This transaction was accounted for as a pooling of interests. The results of First Charter are included in the consolidated financial statements for 1997; however, prior period financial data has not been restated due to immateriality. First Charter had assets of approximately $71 million and a mortgage loan servicing portfolio of approximately $400 million. On November 21, 1997, Charter State Bank's Beebe branch merged with

First Commercial's Searcy affiliate, First National Bank of Searcy, and its North Little Rock branch merged with First Commercial Bank of Little Rock. First Charter's mortgage subsidiary, Charter Mortgage & Investments, Inc., was merged with First Commercial Mortgage Company.

    On October 1, 1997, the Company announced that Kemmons Wilson, Inc. will merge with the Company. Kemmons Wilson, Inc. is the parent company of KW Bancshares, Inc., which owns Federal Savings Bank headquartered in Rogers, Arkansas. Federal Savings Bank has assets of $488 million and services approximately $1 billion in residential mortgage loans. Federal Savings Bank has 15 branches located in Rogers, Bentonville, Fort Smith, West Memphis, and Little Rock, Arkansas, as well as Memphis, Tennessee. This transaction is expected to close in the first quarter of 1998 and will be accounted for as a purchase, with the Company reporting KW Bancshares' operations from the closing date. The Company expects to record costs in excess of fair value of the net assets acquired of $25 million in connection with this acquisition.

    Combined and separate 1997 operating results of First Commercial Corporation and all 1997 acquisitions up through the merger dates are as follows:

                                                     Total           Net
                                                    Revenue         Income
                                                 ------------   ------------
                                                    (Dollars in Thousands)
First Commercial Corporation.................... $    567,035   $     93,477
W.B.T. Holding Co. (through 2/13/97)............        3,806            484
City National Bank (through 3/31/97)............          891              6
Southwest Bancshares, Inc. (through 4/30/97)....       23,765          3,128
First Central Corporation (through 6/30/97).....       10,522          2,233
First Charter Bancshares (through 10/31/97).....        5,953            731
                                                 ------------   ------------
Combined........................................ $    611,972   $    100,059
                                                 ============   ============


The following table shows the effect of the pooling-of-interests acquisitions of Southwest Bancshares, inc. and First Central Corporation on previously reported results of operations. The pro forma data is based on pre-acquisition earnings and is not necessarily indicative of future performance.



                                                     1996          1995
                                                 ------------   ------------
Total Revenue:
 As previously reported......................... $    479,885   $    396,170
 Southwest Bancshares, Inc......................       66,604         51,301
 First Central Corporation......................       20,063         18,032
                                                 ------------   ------------
 As restated.................................... $    566,552   $    465,503
                                                 ============   ============

 Net Income:
  As previously reported........................ $     68,562   $     56,910
  Southwest Bancshares, Inc.....................        5,730          4,612
  First Central Corporation.....................        4,262          3,712
                                                 ------------   ------------
  As restated................................... $     78,554   $     65,234
                                                 ============   ============

NOTE 3:  INTANGIBLE ASSETS

    Intangible assets are included in other assets and consist of goodwill, debt issuance costs, core deposit intangibles and mortgage servicing rights. These assets are being amortized over periods ranging from one to twenty-five years. Goodwill and identifiable intangibles at December 31, 1997, and 1996, had an original cost of $54.8 million and $55.4 million, respectively, and are amortized using the straight line method. The original cost of mortgage servicing rights originated by the Company's mortgage banking subsidiary and acquired from third parties, which are not included in the previous totals as they have resale value, totaled $92.4 million and $88.4 million at December 31, 1997, and 1996, respectively. During 1997 and 1996, mortgage servicing rights of $4.2 million and $9.5 million, respectively, were capitalized. Accumulated amortization of intangible assets totaled $72.6 million and $55.9 million at December 31, 1997, and 1996, respectively. The Company's equity capital, excluding all intangible assets except mortgage servicing rights, was $612.6 million and $515.6 million at December 31, 1997 and 1996, respectively.

NOTE 4:  PLEDGED ASSETS AND REGULATORY RESTRICTIONS

    Investment securities having a carrying value of $872.5 million and $901.3 million at December 31, 1997, and 1996, respectively, were pledged to secure public and trust deposits and certain borrowed funds.

    The Company and its subsidiary banks are subject to various regulatory capital requirements administered by the Federal Reserve Bank, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Arkansas State Bank Department. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by the regulators that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and its subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum ratios as set forth in the accompanying table. Management believes, as of December 31, 1997 and 1996, that the Company and its subsidiary banks meet all capital adequacy requirements to which they are subject.

    The Company's actual capital ratios along with those of its significant subsidiary, First Commercial Bank, N.A., of Little Rock, Arkansas, are shown below.

                                                                        First Commercial     First Commercial
                                                                          Corporation           Bank, N.A.
                                                                       As of December 31,   As of December 31,
                                                         Regulatory    ------------------   ------------------
                                                          Minimum        1997      1996       1997      1996
                                                        ------------   --------  --------   --------  --------
  Leverage ratio .......................................     3.00%        9.01%     7.99%      7.10%     7.32%
  Tier I risk-based capital ratio ......................     4.00%       12.74%    11.60%      9.89%     9.63%
  Total risk-based capital ratio .......................     8.00%       13.60%    12.46%     11.06%    10.70%


    As of December 31, 1997 and 1996, the most recent notification from the regulators categorized the Company and its subsidiary banks as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Company's or its subsidiary banks' category.

    Subsidiary banks are restricted by banking regulatory agencies from making dividend payments above prescribed limits and are limited in making loans and advances to the Company. At December 31, 1997, approximately $57 million was available for payment of dividends by the Company's subsidiary banks without the approval of regulatory authorities.

    Under Federal Reserve regulation, the subsidiary banks are also limited as to the amount they may loan to their affiliates, including the Company, unless such loans are collateralized by specific obligations. At December 31, 1997, the maximum amount available for transfer from the subsidiary banks to the Company in the form of loans approximated $57 million.

    Subsidiary banks are required by bank regulatory agencies to maintain certain minimum balances of non-interest bearing deposits primarily with the Federal Reserve. At December 31, 1997, these required balances aggregated approximately $61 million.

NOTE 5:  INVESTMENT SECURITIES

The amortized cost and estimated market values of investment securities at December 31, 1997, are as follows:

                                                                     Held-to-maturity
                                                     ------------------------------------------------
                                                                    Gross        Gross     Estimated
                                                     Amortized   Unrealized   Unrealized     Market
                                                        Cost        Gains        Losses       Value
                                                     ----------  -----------  -----------  ----------
                                                                  (Dollars in Thousands)
          U.S. Treasury securities and
               obligations of U.S. government
               corporations and agencies............ $  273,783  $       651  $      (332) $  274,102

          Obligations of states and
               political subdivisions...............     76,872        1,934          (69)     78,737

          Corporate securities......................      1,941           13           (4)      1,950

          Mortgage-backed securities................     55,584          178         (426)     55,336

          Other debt securities.....................        503            -           (8)        495
                                                     ----------  -----------  -----------  ----------
                     Totals......................... $  408,683  $     2,776  $      (839) $  410,620
                                                     ==========  ===========  ===========  ==========

                                                                    Available-for-sale
                                                     -----------------------------------------------
                                                                    Gross        Gross     Estimated
                                                     Amortized   Unrealized   Unrealized     Market
                                                        Cost        Gains        Losses       Value
                                                     ----------  -----------  -----------  ----------
                                                                  (Dollars in Thousands)
          U.S. Treasury securities and
               obligations of U.S. government
               corporations and agencies............ $  946,417  $     2,456  $      (668) $  948,205

          Obligations of states and
               political subdivisions...............    169,158        4,112         (160)    173,110

          Corporate securities......................      5,442           42           (5)      5,479

          Mortgage-backed securities................    152,029        1,776         (846)    152,959

          Other debt securities.....................     30,255          150         (203)     30,202
                                                     ----------  -----------  -----------  ----------
                     Totals......................... $1,303,301  $     8,536  $    (1,882) $1,309,955
                                                     ==========  ===========  ===========  ==========

The amortized cost and estimated market values of investment securities at December 31, 1996, are as follows:

                                                                    Held-to-maturity
                                                     -------------------------------------------------
                                                                   Gross        Gross        Estimated
                                                     Amortized   Unrealized   Unrealized      Market
                                                       Cost        Gains        Losses         Value
                                                     ---------   ----------   ----------     ---------
                                                                  (Dollars in Thousands)
          U.S. Treasury securities and
               obligations of U.S. government
               corporations and agencies............ $ 359,499   $      739   $   (1,498)    $ 358,740

          Obligations of states and
               political subdivisions...............    76,518        1,197         (792)       76,923

          Corporate securities......................     2,010           17           (3)        2,024

          Mortgage-backed securities................    71,962          312       (1,147)       71,127

          Other debt securities.....................     2,506            5          (23)        2,488
                                                     ---------   ----------   ----------     ---------
                     Totals......................... $ 512,495   $    2,270   $   (3,463)    $ 511,302
                                                     =========   ==========   ==========     =========

                                                                    Available-for-sale
                                                     -----------------------------------------------
                                                                   Gross        Gross        Estimated
                                                     Amortized   Unrealized   Unrealized      Market
                                                       Cost        Gains        Losses         Value
                                                     ---------   ----------   ----------   -----------
                                                                  (Dollars in Thousands)
          U.S. Treasury securities and
               obligations of U.S. government
               corporations and agencies............$  737,531   $    2,620   $   (1,698)   $  738,453

          Obligations of states and
               political subdivisions...............   152,741        2,043         (544)      154,240

          Corporate securities......................    12,671           67          (20)       12,718

          Mortgage-backed securities................   183,029        1,782       (2,467)      182,344

          Other debt securities.....................    22,082          109         (238)       21,953
                                                     ---------   ----------   ----------    ----------
                     Totals.........................$1,108,054   $    6,621   $   (4,967)   $1,109,708
                                                    ==========   ==========   ==========    ==========

    On November 15, 1995, the FASB staff issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." In accordance with provisions in that Special Report, the Company chose to reclassify securities from held-to-maturity to available-for-sale. At the date of transfer the amortized cost of those securities was $370.0 million and the unrealized loss on those securities was $3.5 million, which is included in stockholders' equity.

    During the years ended December 31, 1997, 1996 and 1995, investment securities available-for-sale with a fair value at the date of sale of $34.9 million, $56.9 million and $84.2 million, respectively were sold. The gross realized gains on such sales totaled $2,761, $209,458 and $200,398, respectively. The gross realized losses totaled $89,305, $252,458 and $558,686, respectively. Additionally, recognized losses of $59,469 were recorded on other debt securities in the Company's portfolio in 1995.

    The amortized cost and estimated market value of securities at December 31, 1997, by contractual maturity, are shown in the accompanying table. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        Held-to-maturity
                                                  ---------------------------
                                                   Amortized      Estimated
                                                      Cost       Market Value
                                                  ------------   ------------
                                                     (Dollars in Thousands)
     Due in one year or less..................... $    159,049   $    158,691
     Due after one year through five years.......      154,781        155,845
     Due after five years through ten years......       27,201         28,032
     Due after ten years.........................       12,068         12,716
                                                  ------------   ------------
                                                       353,099        355,284
     Mortgage-backed securities..................       55,584         55,336
                                                  ------------   ------------
                                                  $    408,683   $    410,620
                                                  ============   ============

                                                      Available-for-sale
                                                  ---------------------------
                                                   Amortized      Estimated
     (Dollars in Thousands)                           Cost       Market Value
                                                  ------------   ------------
     Due in one year or less..................... $    627,136   $    627,381
     Due after one year through five years.......      403,624        406,285
     Due after five years through ten years......       73,611         75,540
     Due after ten years.........................       46,901         47,790
                                                  ------------   ------------
                                                     1,151,272      1,156,996

     Mortgage-backed securities..................      152,029        152,959
                                                  ------------   ------------
                                                  $  1,303,301   $  1,309,955
                                                  ============   ============

NOTE 6:  LOANS AND LEASES

    Loans and leases consist of the following:



                                                 1997            1996
                                             ------------    ------------
                                                (Dollars in Thousands)
 Commercial and financial................... $    784,998    $    733,678
 Agricultural...............................      107,848          91,980
 Real estate - construction.................      241,185         248,534
             - mortgage.....................    2,259,751       2,065,299
 Loans for purchasing or carrying securities        9,742           9,497
 Consumer...................................      883,059         864,782
 Direct lease financing.....................       39,264          38,914
 Other......................................       27,199          15,183
                                             ------------    ------------
                                                4,353,046       4,067,867
 Unearned income............................      (35,415)        (43,232)
                                             ------------    ------------
 Loans and leases, net of unearned income... $  4,317,631    $  4,024,635
                                             ============    ============

    At December 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired under Statement 114 was $18.9 million and $8.1 million, respectively, all of which were on a nonaccrual basis. These loans had a related allowance for credit losses of $4.7 million and $1.8 million, respectively. At December 31, 1997 and 1996, there were no impaired loans that, as a result of writedowns, did not have an allowance for credit losses. The average recorded investment in impaired loans during the years ended December 31, 1997 and 1996, was approximately $13.5 million and $4.8 million, respectively. For the years ended December 31, 1997 and 1996, the interest income recognized using the cash basis method of income recognition on impaired loans was immaterial.

    Most of the Company's business activity is with customers located in the state of Arkansas, East Texas, Northwest Louisiana and Memphis, Tennessee. The Company's subsidiary banks grant commercial and financial, agri-business, real estate construction and mortgage, and consumer loans. The loan portfolio is diversified with no industry comprising greater than 10 percent of the total outstandings.

    Certain of the directors and officers of the Company, its subsidiaries, and companies in which they have a 10% or more interest, are customers of, and have transactions with, the Company's subsidiary banks in the ordinary course of business. In the opinion of management, all loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not include more than a normal risk of collectibility and do not involve any unfavorable features. The aggregate balance of such loans at December 31, 1997 and 1996, was $162.5 million and $132.2 million, respectively. Transactions during 1997 included new loans amounting to $103.1 million and repayments amounting to $74.6 million.

NOTE 7:  ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES

    Transactions in the allowance for possible loan and lease losses are as follows:



                                               1997        1996        1995
                                             --------    --------    --------
                                                  (Dollars in Thousands)
Balance - January 1.......................   $ 62,495    $ 56,129    $ 49,150
Recoveries credited to allowance..........      4,764       3,520       3,979
Provision charged to operating expense....     28,332      13,269       4,368
Loans and leases charged off..............    (18,716)    (10,560)     (6,434)
Allowance resulting from acquisitions/sales     3,095         137       5,066
                                             --------    --------    --------
Balance - December 31.....................   $ 79,970    $ 62,495    $ 56,129
                                             ========    ========    ========


NOTE 8:  BANK PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following:


                                                       1997        1996
                                                     --------    --------
                                                    (Dollars in Thousands)
  Land............................................   $ 20,439    $ 19,635
  Building and improvements.......................    122,063     124,305
  Leasehold improvements..........................     12,322       9,480
  Equipment.......................................    101,657      92,140
                                                     --------    --------
                                                      256,481     245,560
  Less accumulated depreciation
    and amortization..............................    131,609     118,913
                                                     --------    --------
                                                     $124,872    $126,647
                                                     ========    ========

NOTE 9:  DEPOSITS AND SHORT-TERM BORROWINGS

At December 31, 1997, the scheduled maturities of time deposits are as follows:



                                             (Dollars in Thousands)
1998..............................................$ 2,237,533
1999..............................................    302,362
2000..............................................    145,037
2001..............................................     24,150
2002 and thereafter...............................     32,145
                                                  -----------
                                                  $ 2,741,227
                                                  ===========

Short-term borrowings consist of the following:


                                                       1997        1996
                                                     --------    --------
                                                     (Dollars in Thousands)
Federal funds purchased...........................   $ 23,254    $  7,874
Securities sold under agreements to repurchase....    156,990     128,915
Committed lines of credit.........................          -      31,750
Other.............................................     22,941      27,402
                                                     --------    --------
                                                     $203,185    $195,941
                                                     ========    ========

    The maximum amount of outstanding repurchase agreements at any month-end during the year ended December 31, 1997, was $157.0 million. The average daily amount of outstanding repurchase agreements for the year ended December 31, 1997, was $125.2 million. The investment securities underlying the repurchase agreements were held under the Company's control.

    The Company has a $30.0 million and a $50.0 million committed line of credit from two unaffiliated banks. Amounts borrowed under the $30.0 million agreement are subject to a variable interest rate that is based on the London InterBank Offered Rate plus 3/4 of 1% (6.47% at December 31, 1997). Amounts borrowed under the $50.0 million agreement are subject to an interest rate which is set monthly by the lender on a floating basis (6.31% at December 31, 1997). As of December 31, 1997, the Company had no borrowings under these agreements.

NOTE 10:  LONG-TERM DEBT

    Long-term debt consists of the following:



                                                         1997         1996
                                                       --------     ---------
                                                       (Dollars in Thousands)
Note payable to Federal Home Loan Bank, interest at
 London InterBank Offered Rate plus .10%, due 2001
 (5.79% at December 31, 1997)......................... $  5,000     $  5,000
Notes payable to Federal Home Loan Bank, weighted
 average interest rate of  6.68%, payable monthly
 including interest for 15 years......................       -        13,404
Revolving credit loan with a financial institution,
 interest at New York Prime, due 2003 (8.25% at
 December 31, 1996)...................................       -         9,250
8.85% note -- payable $1,071,428 annually to 1997.....       -         1,071
Other.................................................      103           26
                                                       --------     --------
                                                       $  5,103     $ 28,751
                                                       ========     ========




    Maturities of long-term debt for years subsequent to December 31, 1997, are as follows (dollars in thousands): 1998 - $34,; 1999 - $36; 2000 - $17; 2001 -
$5,003; 2002 - $4; and $9 thereafter.

NOTE 11:  INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997, and 1996, are as follows:

                                                       1997           1996
                                                     --------       --------
                                                      (Dollars in Thousands)
Deferred tax assets:
 Loan loss reserve...................................$ 27,193       $ 20,344
 Cost of mortgage servicing..........................   3,232          5,113
 Other - net.........................................  10,670          6,519
                                                     --------       --------
         Total deferred tax assets...................  41,095         31,976
                                                     --------       --------
Valuation allowance..................................    (664)          (804)
                                                     --------       --------
Net deferred tax assets..............................  40,431         31,172
                                                     --------       --------
Deferred tax liabilities:
 Operating leases....................................   4,636          4,660
 Net pension benefit.................................   6,160          5,543
 Basis adjustment - purchase accounting..............   2,533          2,514
 Property, plant and equipment.......................   2,764          2,880
 Other - net.........................................   5,825          3,336
                                                     --------       --------
         Total deferred tax liabilities..............  21,918         18,933
                                                     --------       --------
              Net deferred tax assets................$ 18,513       $ 12,239
                                                     ========       ========


    A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has established a valuation allowance equal to approximately the amount of acquired tax operating loss carryforwards in excess of the subsidiaries' future taxable items in the carryforward periods. The valuation allowance relates solely to the State First National Bank, Texarkana, Texas; Kilgore First National Bank, Kilgore, Texas; and First Bank of Arkansas, Jonesboro, Arkansas, net operating loss carryforwards.

    At December 31, 1997, State First National Bank, Kilgore First National Bank and First Bank of Arkansas had net operating loss carryforwards of approximately $916,000, $994,000 and $257,000, respectively, for Federal income tax purposes. The carryforwards can only be used against taxable income of the respective financial institutions and expire in 2004 and 2008. Additionally, provisions of the Internal Revenue Code limit the annual utilization of the net operating loss carryforwards. As the valuation allowance is reduced, the amounts will be applied to reduce goodwill recorded in connection with the purchase of both State First National Bank and Kilgore First National Bank.

    Significant components of the provision for income taxes attributable to continuing operations are as follows:



                                         1997        1996        1995
                                       --------    --------    --------
                                            (Dollars in Thousands)
Current:
  Federal............................. $ 51,007    $ 43,709    $ 31,032
  State...............................    2,233       4,209       2,266
                                       --------    --------    --------
  Total current.......................   53,240      47,918      33,298
                                       --------    --------    --------
Deferred benefit:
  Federal.............................   (8,488)     (5,620)     (1,251)
  State...............................   (1,250)       (818)       (155)
                                       --------    --------    --------
  Total deferred benefit..............   (9,738)     (6,438)     (1,406)
                                       --------    --------    --------
Provision for income taxes............ $ 43,502    $ 41,480    $ 31,892
                                       ========    ========    ========

    The Company also recorded taxes of $9.7 million associated with the gain on sale of two banking affiliates as required by the regulators. The gain on sale was reported as an extraordinary item.

    The components of the provision for deferred income taxes for the years ended December 31, 1997, 1996, and 1995, are as follows:


                                         1997        1996        1995
                                       --------    --------    --------
                                             (Dollars in Thousands)
Provision for possible loan and lease
  losses.............................. $ (6,606)   $ (3,608)   $   (907)
Net pension benefit...................      608         528         763
Operating lease.......................       81         545         916
Cost of mortgage servicing............   (1,725)     (4,406)          -
Deferred expenses.....................   (2,413)          -           -
Other.................................      317         503      (2,178)
                                       --------    --------    --------
Provision for deferred income taxes... $ (9,738)   $ (6,438)   $ (1,406)
                                       ========    ========    ========

The reconciliation of income tax attributable to continuing operations computed at the U.S. Federal statutory tax rates to income tax expense is:


                                          1997        1996        1995
                                       --------    --------    --------
                                             (Dollars in Thousands)
Tax at U.S. statutory rate............     35.0%       35.0%       35.0%
Non-taxable interest income...........     (2.9)       (2.9)       (3.3)
State income tax expense,
  net of Federal income tax benefit...      0.5         1.8         1.4
Equity in earnings of unconsolidated
  subsidiary..........................     (0.3)       (0.3)       (0.5)
Other, net............................      1.6         1.0         0.2
                                       --------    --------    --------
Effective income tax rate.............     33.9%       34.6%       32.8%
                                       ========    ========    ========

    Cash income taxes paid during 1997, 1996 and 1995, were $59.4 million, $47.3 million and $28.9 million, respectively.

NOTE 12:  EARNINGS PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share ("EPS"):


                                              1997         1996          1995
                                           -----------  -----------  -----------
                                        (Dollars in Thousands, Except Per Share)
Numerator:
 Net income before extraordinary items.... $    84,634  $    78,554  $    65,234
 Extraordinary item, net of income taxes
   of $9,659..............................      15,425            -            -
                                           -----------  -----------  -----------

 Net income...............................     100,059       78,554       65,234
 Preferred stock dividends................           -            -            -
 Effect of dilutive securities............           -            -            -
                                           -----------  -----------  -----------

 Numerator for basic and diluted EPS...... $   100,059  $    78,554  $    65,234
                                           ===========  ===========  ===========
Denominator:
 Denominator for basic EPS-weighted
  shares outstanding......................  37,486,476   35,648,472   34,221,166
 Effect of dilutive securities:
 Employee stock options...................     435,476      384,813      317,939
                                           -----------  -----------  -----------
 Denominator for diluted EPS-adjusted
  weighted average shares and assumed
  conversion.............................  $37,921,952  $36,033,285  $34,539,105
                                           ===========  ===========  ===========
Basic earnings per share.................  $      2.67  $      2.20  $      1.91
                                           ===========  ===========  ===========
Diluted earnings per share...............  $      2.64  $      2.18  $      1.89
                                           ===========  ===========  ===========


    Options to purchase 166,543 shares of common stock at $55 per share were outstanding during 1997 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares, and therefore, the effect would be antidilutive.

NOTE 13:  STOCK OPTIONS

    Executives and other key officers have been granted options to purchase the Company's common shares. The Company's 1987 Incentive and Nonqualified Stock Option Plan, which expired in February 1997, was renewed as the 1997 Incentive Stock Plan (the "Plan"), for an additional ten-year term. The Company has authorized 2,963,892 shares under the Plan. All options granted have ten-year terms and vest ratably over a five-year period.

    Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options issued from 1995 through 1997 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model.

For the two grants during 1995 the weighted-average assumptions were: risk- free interest rates of 7.1% and 5.6%; dividends yields of 3.4% and 3.1%; volatility factors of the expected market price of the Company's common stock of .20 and
 .19; and a weighted-average expected life of the option of 7 years. For the grant during 1996, the weighted-average assumptions were: risk-free interest rate of 6.3%; dividend yield of 2.7%; volatility factor of the expected market price of the Company's common stock of .18; and a weighted-average expected life of the option of 7 years. For the grants during 1997, the weighted-average assumptions were: risk-free interest rate of 5.9%; dividend yield of 2.3% volatility factor of the expected market price of the Company's common stock of
 .18 and a weighted-average expected life of 7 years. The weighted-average fair value of options granted during 1995, 1996 and 1997 is estimated at $5.97, $9.13 and $13.84 per share, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different form those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The pro forma effect on net income for 1997, 1996 and 1995 is not indicative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995. The Company's pro forma information follows:


                                             1997       1996       1995
                                           --------   --------   --------
                                     (In Thousands Except for Per Share Data)
Pro forma net income.......................$ 99,712   $ 78,367   $ 65,161
Pro forma basic earnings per share.........$   2.66   $   2.20   $   1.90
Pro forma diluted earnings per share.......$   2.65   $   2.20   $   1.90

    Presented below is the activity in the Plan for the three years in the period ended December 31, 1997, and certain other information concerning the Plan.

                                       Number of Shares
                                         Under Option                        Option Price
                                -------------------------------  -------------------------------------------
                                             Non-                 Weighted Avg
                                Incentive  Qualified    Total    Exercise Price     Total         Per Share
                                ---------  ---------  ---------  --------------  -----------    ------------
          Outstanding at
            January 1, 1995....    70,152    642,876    713,028    $ 11.96       $ 8,527,917    $ 5.63-17.76
          Granted..............         -    273,787    273,787      24.81         6,793,263     20.77-29.14
          Exercised............   (22,863)   (46,457)   (69,320)      9.58          (663,854)     5.63-17.76
          Forfeited............         -    (15,756)   (15,756)     17.79          (280,326)    15.34-20.77
                                ---------  ---------  ---------                  -----------
          Outstanding at
            December 31, 1995..    47,289    854,450    901,739      15.94       $14,377,000      5.63-29.14
          Granted..............         -    138,193    138,193      35.48         4,903,088           35.48
          Exercised............    (5,113)   (52,891)   (58,004)     10.03          (581,779)     5.63-20.77
          Forfeited............         -    (24,528)   (24,528)     18.80          (461,206)    15.34-29.14
                                ---------  ---------  ---------                  -----------
          Outstanding at
            December 31, 1996..    42,176    915,224    957,400      19.05       $18,237,103      5.63-35.48
          Granted..............         -    167,068    167,068      54.95         9,180,335     38.99-55.00
          Exercised............   (22,107)  (128,143)  (150,250)      8.28        (1,244,346)     5.63-35.48
          Forfeited............         -    (25,388)   (25,388)     27.40          (695,728)    15.34-35.48
                                ---------  ---------  ---------                  -----------
          Outstanding at
            December 31, 1997..    20,069    928,761    948,830    $ 26.85       $25,477,364    $ 6.32-55.00
                                =========  =========  =========                  ===========

    The information concerning current outstanding and exercisable options at December 31, 1997, is as follows:

                                    Options Outstanding                          Options Exercisable
                      -------------------------------------------------    --------------------------------
                                          Weighted
                                           Average
                                          Remaining        Weighted                            Weighted
        Range of          Options        Contractual        Average            Options          Average
     Exercise Prices    Outstanding    Life (in years)  Exercise Price       Exercisable    Exercise Price
     ---------------  -------------    ---------------  ---------------    -------------    ---------------
          < $10             125,262            0.8            $  6.53            125,262          $  6.53
        $10 - $20           284,103            5.7              16.96            237,941            16.84
        $20 - $30           243,185            7.6              24.99            100,850            24.99
        $30 - $40           129,737            9.0              35.49             30,037            35.48
        $40 - $50                 -              -                  -                  -                -
        $50 - $60           166,543            9.9              55.00                  -                -
                            -------                                              -------
                            948,830                                              494,090
                            =======                                              =======

NOTE 14:  EMPLOYEE BENEFIT PLANS

    The Company has a salary deferral retirement savings plan qualified under
Section 401(k) of the Internal Revenue Code for the benefit of all qualifying employees who have completed one year of service. Participants in the Plan may make deferral contributions to the Plan which are 100% vested at all times. The Company matches a minimum of 30% of the employee's contributions up to 6% of salary. After five years of service, the Company matches 40% of the employee's contributions up to 6% of salary. Company-matching contributions are fully vested after five years of service. In 1997, 1996, and 1995, the Company made contributions of $1.6 million, $1.5 million and $1.1 million respectively, to the 401(k) Plan.

    On December 16, 1997, the Company granted a total of 100,295 stock unit awards to certain employees. Each unit award is based on the valuation of one share of the Company's common stock, and vests over five years. Cash payments of one-third of the vested amount will be made at the end of years three, four and five, based on the market value of the Company's common stock on the anniversary dates. Upon change of control of the Company, all nonvested units will vest 100% and be payable as of the closing date of the control change. Compensation expense will be accrued over the five-year vesting period, adjusted for changes in the value of the Company's common stock, unless change of control occurs at which time total expense would be accrued.

    The Company has defined benefit pension plans which provide benefits to substantially all employees. Benefits under these plans generally are based on the employee's years of service and compensation during the years immediately preceding retirement. The Company's general funding policy is to contribute amounts deductible for Federal income tax purposes. Pension (cost) benefit is summarized as follows:


                                          1997        1996        1995
                                        --------    --------    --------
                                              (Dollars in Thousands)
Service cost........................... $ (2,532)   $ (2,198)   $ (1,723)
Interest cost..........................   (3,227)     (2,656)     (2,240)
Actual return on plan assets...........   12,480       6,395      10,201
Net amortization and deferral..........   (6,718)       (958)     (5,057)
                                        --------    --------    --------
Total pension benefit.................. $      3    $    583    $  1,181
                                        ========    ========    ========

    The status of the defined benefit plans at December 31 is as follows:


                                          1997        1996        1995
                                        --------    --------    --------
                                             (Dollars in Thousands)
Actuarial present value of
benefit obligations:
  Vested benefits...................... $ 35,969    $ 32,518    $ 26,975
  Nonvested benefits...................    2,499       2,151       2,494
                                        --------    --------    --------
                                        $ 38,468    $ 34,669    $ 29,469
                                        ========    ========    ========
Fair value of plan assets.............. $ 70,315    $ 58,192    $ 52,514
Projected benefit obligation...........  (45,002)    (40,371)    (33,701)
Plan assets in excess of                --------    --------    --------
  projected benefit obligation.........   25,313      17,821      18,813
Unrecognized net (gain) loss...........   (6,277)        946        (511)
Unrecognized net transition asset......   (2,753)     (3,566)     (4,294)
                                        --------    --------    --------
Prepaid pension costs.................. $ 16,283    $ 15,201    $ 14,008
                                        ========    ========    ========

    The expected long-term rate of return on the plans' assets was 9.0% for 1997, 1996, and 1995. The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8.0% and 4.5%, respectively, at December 31, 1997, 1996 and 1995. The plans' assets are invested in diversified portfolios that primarily consist of equity and debt securities of which 143,896 shares, 218,629 shares and 249,856 shares at December 31, 1997, 1996, and 1995, respectively, were in the Company's common stock. The fair value of these shares at December 31, 1997, was $8.4 million and the cash dividends paid on these shares during 1997 were $193 thousand. Also included in these securities were investments in various common trust funds administered by First Commercial Trust Company, a subsidiary of the Company, of 936,798 shares, 799,484 shares, and 568,308 shares at December 31, 1997, 1996, and 1995, respectively.

NOTE 15:  FAIR VALUES OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Whenever possible, quoted market prices were used to develop fair values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments as of December 31, 1997, and 1996.

CASH AND CASH EQUIVALENTS - The carrying amounts reported in the balance sheet for cash and short-term investments approximate those assets' fair values.

INVESTMENT SECURITIES AND TRADING ACCOUNT SECURITIES - Fair values for investment securities are based on quoted market prices. Investment securities available for sale and trading account securities are carried at fair value.

LOANS, NET OF UNEARNED INCOME - Fair values for loans with variable rates are considered to be carrying value, adjusted for changes in credit risk since origination of the loans. Fair values for loans with fixed rates are based upon the discounting of the estimated future cash flows of the instrument. The future cash flows were estimated using the actual yield for each specific loan category after adjustment to allocate the expenses of origination and servicing of the loans. The discount rate to bring the future cash flows to present value was estimated based upon a risk-free rate derived from the Treasury yield curve, adjusted for the credit risk of the loan portfolio, allocation of expenses and a prepayment fee premium.

NON-INTEREST BEARING DEPOSITS AND INTEREST BEARING TRANSACTION ACCOUNTS AND SAVINGS ACCOUNTS WITH VARIABLE RATES - The carrying amounts of these liabilities approximate market. Accordingly, carrying value is the disclosed fair value for these deposit liabilities. Statement 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any value derived from retaining those deposits for an expected future period of time. That component, commonly referred to as a deposit base intangible, is estimated to be approximately $164.6 million at December 31, 1997, and $158.4 million at December 31, 1996. This component is estimated using the method described for interest bearing deposits with the addition of certain retention and profitability projections.

INTEREST BEARING DEPOSITS - The fair value of these liabilities has been estimated based upon the projected future cash flows for these accounts. The future cash flows were estimated using the actual interest expense for these deposit accounts plus adjustments for the estimated expenses incurred in the carrying of these accounts less estimated service charges. The future cash flows are discounted at a risk-free rate derived from the Treasury yield curve plus allocated expenses less estimated service charge income. The fair value of these accounts is included in the total fair value of deposit liabilities disclosed above.

SHORT-TERM BORROWINGS - The carrying amounts reported in the balance sheet for short-term borrowings approximate those liabilities' fair values.

LONG-TERM DEBT - The fair value of these liabilities has been estimated based upon the discounted future cash flows. The discount rate used included a risk-free rate derived from the Treasury yield curve plus a risk weighting commensurate with the Company's borrowing position.

OFF-BALANCE-SHEET ITEMS - The estimated fair value of loan commitments and letters of credit is determined based upon the Company's current fee structure and is considered immaterial at December 31, 1997, and December 31, 1996.

                                                  December 31, 1997           December 31, 1996
                                               ------------------------    ------------------------
                                                Carrying     Estimated      Carrying     Estimated
                                                 Amount      Fair Value      Amount      Fair Value
                                               ----------    ----------    ----------    ----------
                                                              (Dollars in Thousands)
          Financial assets:
            Cash and cash equivalents......... $  571,155    $  571,155    $  654,830    $  654,830
            Investment securities
              held-to-maturity................    408,683       410,620       512,495       511,302
            Investment securities
              available-for-sale..............  1,309,955     1,309,955     1,109,708     1,109,708
            Trading account securities .......        149           149           196           196
            Loans, net of allowance
              for loan losses.................  4,198,340     4,277,688     3,923,172     3,925,980
          Financial liabilities:
            Non-interest bearing deposits..... $1,222,660    $1,222,660    $1,090,401    $1,090,401
            Interest bearing transaction
              and savings accounts............  1,983,803     1,983,803     1,933,713     1,933,713
            Time Deposits.....................  2,741,227     2,768,725     2,736,164     2,747,857
            Short-term borrowings.............    203,185       203,185       195,941       195,941
            Long-term debt....................      5,103         4,957        28,751        25,158

    These fair value estimates may not be relevant in predicting the Company's future earnings or cash flows. This is due primarily to the Company's intention and ability to hold its investment securities and loans to maturity. Additionally, it is the Company's policy to balance rate sensitive assets and rate sensitive liabilities so as to minimize the effect of rate changes on net interest margin. Because the Company follows this policy, the unrealized gains and losses on the asset side of the balance sheet are substantially offset by unrealized gains and losses on the liability side of the balance sheet.

NOTE 16:  COMMITMENTS AND CONTINGENCIES

    In the normal course of business there are various commitments outstanding and contingent liabilities, such as guarantees and commitments to extend credit, including letters of credit to facilitate commercial trade and standby letters of credit to assure performance or to support debt obligations, which are not reflected in the accompanying consolidated financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers. At December 31, 1997 and 1996, the subsidiaries of the Company had outstanding standby letters of credit of $53.6 million and $40.1 million, respectively. The majority of the standby letters of credit outstanding at December 31, 1997, are related to debts of others, primarily corporations, including industrial revenue bonds of approximately $5 million.

    The terms of these standby letters of credit are generally less than five years. Potential losses on standby letters of credit are considered in the allowance for possible loan and lease losses. Fee income on standby letters of credit is recognized in accordance with Statement of Financial Accounting Standards No. 91.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Financial instruments whose contract amounts represent credit risk at December 31, 1997, are as follows:


                                                    Contractual Amount
                                                    ------------------
Commitments to extend credit....................... $   820,303,000
Standby letters of credit.......................... $    53,607,000

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    Two real estate partnerships owned by the Company through one of its subsidiaries have $1.4 million and $1.5 million, respectively, at December 31, 1997, of long-term indebtedness in which the creditors' recourse to the Company is limited to the Company's interest in the specific partnership's collateral pledged under the related obligation.

    Land, buildings, and equipment are leased under contracts through various dates to 2070, with renewal options generally available. Total rent expense of the leased premises and equipment was $5.3 million in 1997, $4.5 million in 1996, and $4.1 million in 1995. Rental income received under sub-leases amounted to $390,000 in 1997, $338,000 in 1996, and $466,000 in 1995.

    Minimum annual rentals under non-cancelable operating leases totaling $13.9 million, are as follows: 1998 - $2.7 million, 1999 - $2.3 million, 2000 - $1.9 million, 2001 - $1.4 million, 2002 - $918,000, and remaining years $4.7 million. Minimum annual rental income under non-cancelable operating sub-leases amounts to $70,000 each year from 1998 through 2001, and $35,000 in 2002. The annual rent for certain of the leases varies according to changes in the Consumer Price Index.

    Aearth Development, Inc. v. First Commercial Bank, N.A.: First Commercial Bank, N.A., a wholly owned subsidiary of the Company, is the defendant in litigation initiated in 1989 seeking approximately $200 million in compensatory damages plus punitive damages. Plaintiffs in the litigation allege fraudulent conspiracy, fraudulent misrepresentation, tortious interference with a business expectancy, breach of contract, willful breach of fiduciary duty, interference with performance of contract, securities law violations, conversion, prima facie tort and violations of the Federal Racketeer Influenced and Corrupt Organizations Act as a basis for treble damages. In June of 1991, the matter was tried before a chancery judge in Chancery Court in Pulaski County, Arkansas, and on June 5, 1992, the complaint was dismissed and no damages were assessed against First Commercial Bank, N.A. Plaintiffs appealed this decision to the Supreme Court of Arkansas in July of 1992, alleging error for failure to try the case before a jury in Circuit Court. On July 18, 1994, the Supreme Court of Arkansas remanded the case to Circuit Court in Pulaski County, Arkansas, for jury trial. A jury trial was held, which concluded March 13, 1996, with the jury awarding plaintiffs a total of $12.5 million compensatory damages and $10.0 million punitive damages. On April 30, 1996, the trial court approved a $7.3 million set off to the March 13, 1996, $22.5 million jury verdict. The set off pertained to monies owed by Aearth Development, Inc., and related interests, to First Commercial Bank, N.A. On May 20, 1996, the Court entered a judgment against First Commercial Bank, N.A., in the amount of $15.2 million. Thereafter, on June 21, 1996, the Court granted a Motion for Remittitur and reduced the punitive damages awarded in the judgment by $7.0 million. Therefore, the final award was $8.2 million. On June 27, 1996, First Commercial Bank, N.A., filed a Notice of Appeal to the Supreme Court of Arkansas. Management intends to vigorously pursue the appeal. The ultimate legal and financial responsibility of the Company in connection with this matter cannot be estimated with certainty, but management, based on the advice of legal counsel that any judgment entered on the verdict will be reversed and dismissed in whole or in part or a new trial ordered in whole or in part, believes that the impact of this matter will not have a materially adverse effect on the Company's financial position. However, if any substantial loss were to occur as a result of this litigation, it could have a material adverse impact upon results of operations in the fiscal quarter or year in which it were to be incurred, but the Company cannot estimate the range of any reasonably possible loss.

    The Company is involved in various lawsuits and litigation matters on an ongoing basis as a result of its day-to-day operations. However, the Company does not believe that any of these or any threatened lawsuits and litigation matters will have a materially adverse effect on the Company's financial position or results of operations.

NOTE 17:  PARENT COMPANY FINANCIAL INFORMATION

    Presented below are the condensed balance sheets, and statements of income and cash flows for the parent company, First Commercial Corporation:

Balance Sheets (Dollars in Thousands)         December 31,
                                          -------------------
                                            1997       1996
Assets                                    --------   --------
  Cash and cash equivalents.............. $  5,044   $  8,282
  Loans and leases.......................   13,857     17,955
  Investment in and advances
    to subsidiaries......................  597,698    570,449
  Investment securities, estimated market
    value $34,463 ($772 in 1996).........   34,481        772
  Bank premises and equipment............    8,448      8,379
  Other assets...........................    9,733     10,166
                                          --------   --------
                                          $669,261   $616,003
                                          ========   ========
Liabilities and Stockholders' Equity
  Long-term debt......................... $      -   $ 10,321
  Short-term borrowings..................        -     31,750
  Other liabilities......................   18,148     16,332
  Common stockholders' equity............  651,113    557,600
                                          --------   --------
                                          $669,261   $616,003
                                          ========   ========

Statements of Income (Dollars in Thousands)   Years Ended December 31,
                                          ------------------------------
                                            1997       1996       1995
                                          --------   --------   --------
Income
  Dividends from subsidiaries............ $ 63,252   $ 65,696   $ 48,716
  Interest...............................    2,022        476        213
  Other income...........................        5        412        395
                                          --------   --------   --------
  Total income...........................   65,279     66,584     49,324
                                          --------   --------   --------
Expenses
  Interest...............................    1,204      2,729      3,034
  Other expenses.........................   15,194     14,348     11,740
                                          --------   --------   --------
  Total expenses.........................   16,398     17,077     14,774
                                          --------   --------   --------
Income from operations...................   48,881     49,507     34,550
Income tax benefit.......................    4,416      6,125      5,229
Equity in undistributed
  earnings of subsidiaries...............   31,337     22,922     25,455
                                          --------   --------   --------
Net income before extraordinary items....   84,634     78,554     65,234
Extraordinary item, net of income taxes
  of $9,659..............................   15,425          -          -
                                          --------   --------   --------
Net income............................... $100,059   $ 78,554   $ 65,234
                                          ========   ========   ========

          Statements of Cash Flows (Dollars in Thousands)                         Years Ended December 31,
                                                                              --------------------------------
                                                                                1997        1996        1995
                                                                              --------    --------    --------
          OPERATING ACTIVITIES
          Net income......................................................... $100,059    $ 78,554    $ 65,234
          Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation and amortization...................................    3,057       2,904       2,351
             Undistributed earnings of subsidiaries..........................  (31,337)    (22,922)    (25,455)
             Gain on sale of equipment.......................................        -           -          (3)
             Increase (decrease) in taxes payable............................      427      (2,033)      3,426
             Increase in interest receivable           ......................     (109)        (61)          -
             Increase (decrease) in interest payable.........................     (408)         33        (647)
             Increase in dividends payable...................................    2,533       1,312         993
             Decrease (increase) in other receivables........................      540      (1,674)      1,834
             Decrease (increase) in prepaid assets...........................     (343)         23          47
             Increase (decrease) in accrued expenses.........................     (736)      2,811      (1,667)
                                                                              --------    --------    --------
          Net cash provided by operating activities..........................   73,683      58,947      46,113

          INVESTING ACTIVITIES
          Proceeds from maturing investment securities available-for-sale....   28,837           -           -
          Purchases of investment securities available-for-sale..............  (62,546)       (100)       (200)
          Net decrease (increase) in loans...................................    4,098     (16,722)         63
          Sale (purchase) of subsidiaries....................................   26,127       3,610      (6,122)
          Decrease (increase) in investments in subsidiaries.................    5,547     (13,508)     (5,770)
          Decrease (increase) in advances to subsidiaries....................    1,540       2,400      (1,891)
          Fixed asset purchases..............................................   (2,954)        (94)     (3,207)
          Proceeds from sale of fixed assets.................................      173         185         107
                                                                              --------    --------    --------
          Net cash provided by (used in) investing activities................      822     (24,229)    (17,020)

          FINANCING ACTIVITIES
          Net increase (decrease) in short-term borrowings...................  (31,750)     (6,846)     (3,104)
          Repayment of long-term debt........................................  (10,321)     (1,072)     (6,321)
          Proceeds from long-term debt     ..................................        -       2,250       4,500
          Dividends paid on common stock.....................................  (37,224)    (26,386)    (22,370)
          Proceeds from issuance of common stock.............................       31         107       7,557
          Purchases of treasury stock........................................       (3)     (6,368)     (5,245)
          Sales of treasury stock............................................        -         223           -
          Purchase of partial shares resulting
            from stock dividends.............................................      (86)        (44)        (44)
          Stock options exercised............................................    1,610         712       1,135
                                                                              --------    --------    --------
          Net cash used in financing activities..............................  (77,743)    (37,424)    (23,892)

          Net increase (decrease) in cash and cash equivalents...............   (3,238)     (2,706)      5,201
          Cash and cash equivalents at beginning of year.....................    8,282      10,988       5,787
                                                                              --------    --------    --------
          Cash and cash equivalents at end of year........................... $  5,044    $  8,282    $ 10,988
                                                                              ========    ========    ========

NOTE 18:  SUBSEQUENT EVENT

    On February 8, 1998, the Company and Regions Financial Corporation ("Regions") entered into a definitive agreement that provides for the merger of the Company into Regions. Following the merger, Regions will have assets of $32.8 billion and 667 banking locations in nine southern states.

    Under the terms of the agreement, Regions will exchange 1.7 shares of its common stock for each share of the Company's common stock. Based on Regions' closing stock price on February 6, 1998, the transaction would be valued at approximately $2.7 billion. The merger, which is expected to be a tax-free reorganization for federal income tax purposes and accounted for as a pooling of interests, is expected to be consummated during the third quarter of 1998, pending Regions and Company shareholder approval, regulatory approval and other customary conditions of closing. Approximately 65.9 million shares of Regions' common stock are expected to be issued in the transaction.

    In connection with the execution of the definitive agreement, the Company granted Regions an option to purchase, under certain circumstances, up to 19.9% of the Company's outstanding shares of common stock.

FIRST COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                                              Unaudited
                                                                               March 31,        December 31,
                                                                            --------------     --------------
                                                                                 1998               1997
                                                                            --------------     --------------
                                                                        (Dollars in thousands, except par value)
ASSETS
 Cash and due from banks................................................... $      447,245     $      397,361
 Federal funds sold........................................................        237,220            173,794
                                                                            --------------     --------------
  Total cash and cash equivalents..........................................        684,465            571,155
 Investment securities held-to-maturity, estimated market
  value $341,105 and $410,620 respectively.................................        338,877            408,683
 Investment securities available-for-sale..................................      1,413,171          1,309,955
 Trading account securities................................................            516                149
 Loans and leases, net of unearned income..................................      4,643,100          4,317,631
 Allowance for possible loan and lease losses..............................        (86,879)           (79,970)
                                                                            --------------     --------------
  Net loans and leases.....................................................      4,556,221          4,237,661
 Bank premises and equipment, net..........................................        136,015            124,872
 Other real estate owned, net of allow for possible losses of $1 and $2,
  respectively.............................................................          6,917              5,658
 Other assets..............................................................        245,907            229,119
                                                                            --------------     --------------
    Total assets........................................................... $    7,382,089     $    6,887,252
                                                                            ==============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
 Non-interest bearing transaction accounts................................. $    1,110,616     $    1,222,660
 Interest bearing transaction and savings accounts.........................      2,256,228          1,983,803
 Certificates of deposit $100,000 and over.................................        665,239            727,000
 Other time deposits.......................................................      2,297,488          2,014,227
                                                                            --------------     --------------
  Total deposits...........................................................      6,329,571          5,947,690
 Short-term borrowings.....................................................        314,329            203,185
 Other liabilities and deferred income taxes...............................         78,866             80,161
 Long-term debt............................................................         23,394              5,103
                                                                            --------------     --------------
  Total liabilities........................................................      6,746,160          6,236,139
 Stockholders' equity
  Preferred stock, $1 par value, 400,000 shares authorized, none issued....             --                 --
  Common stock, $3 par value, 50,000,000 shares authorized,
   37,612,842 and 37,578,681 shares issued, respectively...................        112,839            112,736
  Capital surplus..........................................................        330,135            359,629
  Retained earnings........................................................        191,359            174,423
  Accumulated other comprehensive income, net of taxes
   Unrealized net gains on available-for-sale securities...................          2,222              4,325
  Less treasury stock at cost, 9,150 and -0- shares, respectively..........           (626)                --
                                                                            --------------     --------------
   Total stockholders' equity..............................................        635,929            651,113
                                                                            --------------     --------------
    Total liabilities and stockholders' equity............................. $    7,382,089     $    6,887,252
                                                                            ==============     ==============

See accompanying notes.

                         FIRST COMMERCIAL CORPORATION
                        CONSOLIDATED INCOME STATEMENTS

                                                             Unaudited
                                                         Three Months Ended
                                                              March 31,
                                                       ----------------------
                                                          1998        1997
                                                       ----------  ----------
                                                       (Dollars in thousands,
                                                       except per share data)
Interest income
   Loans and leases, including fees................... $   95,962  $   95,226
   Short-term investments.............................      2,238       2,249
   Investment securities-taxable......................     21,890      22,406
                        -nontaxable...................      2,925       3,037
   Trading account securities.........................         (1)         12
                                                       ----------  ----------
     Total interest income............................    123,014     122,930
Interest expense
   Interest on deposits...............................     49,777      51,236
   Short-term borrowings..............................      2,741       2,502
   Long-term debt.....................................         99         420
                                                       ----------  ----------
     Total interest expense...........................     52,617      54,158
Net interest income...................................     70,397      68,772
Provision for possible loan and lease losses..........      2,051       2,842
                                                       ----------  ----------
     Net interest income after provision for
       possible loan and lease losses.................     68,346      65,930
Other income
   Trust department income............................      4,161       3,238
   Mortgage servicing fee income......................      8,849       9,774
   Broker-dealer operations income....................      1,696       1,243
   Service charges on deposit accounts................      8,003       8,112
   Other service charges and fees.....................      4,078       3,932
   Investment securities gains (losses), net..........        154          10
   Other real estate gains (losses), net..............        (76)       (354)
   Other..............................................      2,687       1,970
                                                       ----------  ----------
     Total other income...............................     29,552      27,925
Other expenses
   Salaries, wages and employee benefits..............     28,922      28,880
   Net occupancy......................................      3,735       3,931
   Equipment..........................................      3,907       3,925
   FDIC insurance.....................................        267         (48)
   Amortization of mortgage servicing rights..........      2,193       4,243
   Other..............................................     17,910      18,215
                                                       ----------  ----------
     Total other expenses.............................     56,934      59,146
   Income before income taxes.........................     40,964      34,709
   Income tax provision...............................     13,656      12,148
                                                       ----------  ----------
     Net income....................................... $   27,308  $   22,561
                                                       ==========  ==========

                          FIRST COMMERCIAL CORPORATION
                   CONSOLIDATED INCOME STATEMENTS (Continued)
                  (Dollars in thousands, except per share data)


                                                             Unaudited
                                                         Three Months Ended
                                                              March 31,
                                                       ----------------------
                                                          1998        1997
                                                       ----------  ----------
Weighted average number of
  common shares outstanding - Basic................... 37,318,092  37,432,824
Dilutive potential common shares......................    525,543     430,330
                                                       ----------  ----------
Weighted average number of common shares -
  assuming dilution................................... 37,843,635  37,863,154
                                                       ==========  ==========

Basic earnings per common share....................... $     0.73  $     0.60
                                                       ==========  ==========

Diluted earnings per common share..................... $     0.72  $     0.60
                                                       ==========  ==========

See accompanying notes.

FIRST COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                               Accumulated
                                                                                  Other
                                                Common               Retained  Comprehensive  Treasury
                                                Stock     Surplus    Earnings  Income (Loss)   Stock     Total
                                              ---------  ---------  ---------  ------------- --------- ---------
                                                         (Dollars in thousands, except per share data)
 Balance - December 31, 1996...............   $ 101,618  $ 263,090  $ 191,813  $       1,079 $    --   $ 557,600
 Comprehensive income
  Net income...............................                            22,561                             22,561
  Other comprehensive income, net of taxes
   Unrealized gain (loss) on available-
    for-sale (AFS) securities..............                                           (5,256)             (5,256)
                                                                                                       ---------
       Total comprehensive income..........                                                               17,305
                                                                                                       ---------
 Cash dividends-$.23 per common share......                            (9,691)                            (9,691)
 Stock options exercised...................          85        111                                           196
 Purchase of treasury stock, 91 shares.....                                                         (2)       (2)
 Purchase of minority shares of
  Springhill Bank & Trust Company,
   253 shares..............................           1         10                                   2        13
 Acquisition of W.B.T. Holding Company,
   Inc., 1,430,050 shares..................       4,087                14,524            214              18,825
 Acquisition of City National Bank,
     152,752 shares........................         436      1,289         14                              1,739
 Acquisition of First Charter
     Bancshares, Inc., 277,439 shares......         792       (487)     5,109                              5,414
                                             ---------- ----------  ---------  ------------- --------- ---------
 Balance - March 31, 1997..................  $  107,019 $  264,013  $ 224,330  $      (3,963)       -- $ 591,399
                                             ========== ==========  =========  ============= ========= =========

 Balance - December 31, 1997...............  $  112,736 $  359,629  $ 174,423  $       4,325 $      -- $ 651,113
 Comprehensive income
  Net income...............................                            27,308                             27,308
  Other comprehensive income, net of taxes
   Unrealized gain (loss) on AFS securities
    ($2,145), net of reclassification
    adjustment for income(loss) included in
    net income of ($42)                                                               (2,103)             (2,103)
                                                                                                       ---------
       Total comprehensive income..........                                                               25,205
                                                                                                       ---------
 Cash dividends-$.28 per common share......                           (10,372)                           (10,372)
 Stock options exercised...................         103        412                                           515
 Purchase of treasury stock for use in
  Kemmons Wilson, Inc. acquisition,
  1,125,000 shares.........................                                                    (74,270)  (74,270)
 Acquisition of Kemmons Wilson, Inc.
  1,115,850 shares.........................                (29,906)                             73,644    43,738
                                             ---------- ----------  ---------  ------------- --------- ---------
Balance - March 31, 1998...................  $  112,839 $  330,135  $ 191,359  $       2,222 $    (626)$ 635,929
                                             ========== ==========  =========  ============= ========= =========

See accompanying notes.

FIRST COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                            Unaudited
                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                     -----------------------
                                                                                        1998         1997
                                                                                     ----------   ----------
                                                                                      (Dollars in thousands)
OPERATING ACTIVITIES

 Net income......................................................................... $   27,308   $   22,561
 Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
  Depreciation and amortization.....................................................      6,360        8,429
  Provision for possible loan and lease losses......................................      2,051        2,842
  Gain on sale of available-for-sale investment securities..........................       (154)         (10)
  Gain on sale of equipment.........................................................        (26)          (6)
  Loss (gain) on sale of other real estate..........................................       (531)          26
  Write downs of other real estate..................................................        111           11
  Equity in undistributed earnings of unconsolidated subsidiary.....................       (510)        (146)
  Decrease (increase) in trading securities.........................................       (374)         171
  Realized loss on trading securities...............................................          7           --
  Decrease (increase) in mortgage loans held for resale.............................    (22,929)       2,939
  Increase in income taxes payable..................................................      7,484       11,879
  Decrease (increase) in interest and other receivables.............................      3,536         (240)
  Decrease in interest payable......................................................       (335)      (1,685)
  Increase (decrease) in accrued expenses...........................................    (19,869)       1,100
  Increase in prepaid expenses......................................................       (182)        (438)
                                                                                     ----------   ----------
   Net cash provided by operating activities........................................      1,947       47,433

INVESTING ACTIVITIES

 Proceeds from sales of investment securities available-for-sale....................    152,991           80
 Proceeds from maturing investment securities available-for-sale....................    605,879      211,179
 Proceeds from maturing investment securities held-to-maturity......................    133,683       91,535
 Purchases of investment securities available-for-sale..............................   (853,037)    (184,849)
 Purchases of investment securities held-to-maturity................................    (59,968)     (94,607)
 Purchase of institutions, net of funds acquired....................................     42,935       32,362
 Net (increase) decrease in loans and leases........................................     21,261      (48,769)
 Capital expenditures...............................................................     (4,432)      (3,561)
 Proceeds from sale of bank premises and equipment..................................        742          263
 Purchased mortgage servicing rights and changes in other assets, net...............      7,916        1,961
 Proceeds from sales of other real estate...........................................      1,901          675
                                                                                     ----------   ----------
  Net cash provided by investing activities.........................................     49,871        6,269


FIRST COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW  (continued)

                                                                                             Unaudited
                                                                                         Three Months Ended
                                                                                             March 31,
                                                                                     -----------------------
                                                                                        1998         1997
                                                                                     ----------   ----------
                                                                                      (Dollars in thousands)
FINANCING ACTIVITIES

 Net increase (decrease) in demand deposits, NOW accounts, and savings accounts.....     47,130     (179,777)
 Net increase (decrease) in time deposits...........................................       (647)      17,785
 Net increase in short-term borrowings..............................................     99,144        4,967
 Proceeds from long-term borrowings.................................................          3           --
 Repayment of long-term debt........................................................        (11)      (6,062)
 Purchase of treasury stock.........................................................    (74,270)          (2)
 Sale of treasury stock.............................................................         --            2
 Stock options exercised............................................................        515          196
 Cash dividends paid on common stock................................................    (10,372)      (9,691)
                                                                                     ----------   ----------
  Net cash provided by (used in) financing activities...............................     61,492     (172,582)

 Net increase (decrease) in cash and cash equivalents...............................    113,310     (118,880)
 Cash and cash equivalents at the beginning of year.................................    571,155      654,830
                                                                                     ----------   ----------
 Cash and cash equivalents at end of period......................................... $  684,465   $  535,950
                                                                                     ==========   ==========

See accompanying notes.

                          FIRST COMMERCIAL CORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              March 31, 1998

1. There have been no significant changes in the accounting policies of the Company since December 31, 1997, the date of the most recent annual report on Form 10-K, except as disclosed in Note 7, nor have there occurred events, except as disclosed in Notes 4, 5 and 6, which have had a material impact on the disclosures contained therein.

2. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position as of March 31, 1998, and the results of operations and changes in cash flows for the three months then ended. Any adjustments consist only of normal recurring accruals.

3. Cash payments for interest were approximately $50.9 million and $55.8 million for the first quarter of 1998 and 1997, respectively. Cash payments for income taxes during the first quarter of 1998 and 1997 were approximately $700 thousand and $970 thousand, respectively.

4.   Aearth Development, Inc. v. First Commercial Bank, N.A.
     -------------------------------------------------------
     First Commercial Bank, N.A., a wholly owned subsidiary of Registrant, is the defendant in litigation initiated in 1989 seeking approximately $200 million in compensatory damages plus punitive damages. Plaintiffs in the litigation allege fraudulent conspiracy, fraudulent misrepresentation, tortious interference with a business expectancy, breach of contract, willful breach of fiduciary duty, interference with performance of contract, securities law violations, conversion, prima facie tort and violations of the Federal Racketeer Influenced and Corrupt Organizations Act as a basis for trebled damages. In June of 1991, the matter was tried before a chancery judge in Chancery Court in Pulaski County, Arkansas, and on June 5, 1992, the complaint was dismissed and no damages were assessed against First Commercial Bank, N.A. Plaintiffs appealed this decision to the Supreme Court of Arkansas in July of 1992, alleging error for failure to try the case before a jury in Circuit Court. On July 18, 1994, the Supreme Court of Arkansas remanded the case to Circuit Court in Pulaski County, Arkansas, for jury trial. A jury trial was held, which concluded March 13, 1996, with the jury awarding plaintiffs a total of $12.5 million compensatory damages and $10.0 million punitive damages. After a setoff pertaining to monies owed by Aearth Development, Inc., and related interests, to First Commercial Bank, N.A., and a Remittitur reducing the punitive damages awarded in the judgment by $7.0 million, the final award was $8.2 million. On June 27, 1996, First Commercial Bank, N.A., filed a Notice of Appeal to the Supreme Court of Arkansas. On April 30, 1998, the Arkansas Supreme Court reversed the judgment and dismissed the case.

    First Commercial Bank, N.A. is uncertain if any additional appeals or motions might be attempted, but believes the impact of this matter will not have a materially adverse effect on the Company's financial position. However, if any substantial loss were to occur as a result of this litigation it could have a material adverse impact upon results of operations in the fiscal quarter and/or year in which it were to be incurred, but the Company cannot estimate the range of any reasonably possible loss.

                           FIRST COMMERCIAL CORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              March 31, 1998

5. On February 8, 1998, the Company and Regions Financial Corporation ("Regions") entered into a definitive agreement that provides for the merger of the Company into Regions. Following the merger, Regions will have assets of $32.8 billion and 667 banking locations in nine southern states. Under the terms of the agreement, Regions will exchange 1.7 shares of its common stock for each share of the Company's common stock. Based on Regions' closing stock price on February 6, 1998, the transaction would be valued at approximately $2.7 billion. The merger, which is expected to be a tax-free reorganization for federal income tax purposes and accounted for as a pooling of interests, is expected to be consummated during the third quarter of 1998, pending Regions and Company shareholder approval, regulatory approval and other customary conditions of closing. Approximately 65.9 million shares of Regions' common stock are expected to be issued in the transaction. In connection with the execution of the definitive agreement, the Company granted Regions an option to purchase, under certain circumstances, up to 19.9% of the Company's outstanding shares of common stock. The merger was consummated on July 31, 1998.

6. On March 25, 1998, the Company acquired all of the outstanding shares of Kemmons Wilson, Inc., in exchange for 1,115,850 shares of the Company's common stock. The Company used treasury shares it had acquired during the first quarter of 1998 for the expressed intent of this acquisition.
    Kmmons Wilson, Inc., which name the Company changed to KWB Holdings, Inc., was the parent company of KW Bancshares, Inc., which owned Federal Savings Bank headquartered in Rogers, Arkansas. Federal Savings Bank had assets of $393 million and serviced approximately $1 billion in residential mortgage loans. This transaction was accounted for as a purchase. The Company recorded costs in excess of fair value of the net assets acquired of $41.9 million, which will be amortized over 25 years using the straight-line method.

7. In June 1997, the Financial Accounting Standards Board issued Statement 130, "Reporting Comprehensive Income." This Statement establishes new rules for the reporting and display of comprehensive income and its components. As of January 1, 1998, the Company adopted Statement 130 and the adoption of this Statement had no impact on the Company's net income or stockholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

8.  Long-term debt

    Long-term debt increased during the first quarter of 1998 primarily due to the addition of an $18.3 million note through the acquisition of Kemmons Wilson, Inc. This note is payable to Mercantile Bank with interest rates floating at 30-day London InterBank Offered Rate plus 1.25%. The terms include quarterly principal and interest payments with the remaining balance due at maturity of December 31, 2000.

9.  Earnings per share

    The following table sets forth the computation of basic and diluted earnings per share ("EPS"):

                                               Three Months Ended March 31,
                                                  1998            1997
                                               ----------      ----------
                                                 (Dollars in Thousands,
                                                    Except Per Share)
    Numerator:
     Net income............................... $   27,308      $   22,561
     Preferred stock dividends................          -               -
     Effect of dilutive securities............          -               -
                                               ----------      ----------
     Numerator for basic and diluted EPS...... $   27,308      $   22,561
                                               ==========      ==========
    Denominator:
     Denominator for basic EPS-weighted
      shares outstanding...................... 37,318,092      37,432,824
     Effect of dilutive securities:
      Employee stock options..................    525,543         430,330
                                               ----------      ----------
     Denominator for diluted EPS-adjusted
      weighted average shares and assumed
      conversion.............................. 37,843,635      37,863,154
                                               ==========      ==========
    Basic earnings per common share........... $     0.73      $     0.60
                                               ==========      ==========
    Diluted earnings per common share......... $     0.72      $     0.60
                                               ==========      ==========
